UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 21, 2011
InSight Health Services Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-75984-12	04-3570028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 282-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On January 21, 2011, Insight Health Services Holding Corp. (“Insight Health”) and certain of its subsidiaries (together with Insight Health, the “Debtors”) filed their monthly operating report for the period December 10, 2010 to December 31, 2010 with the U.S. Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and incorporated by reference.
     The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the Monthly Operating Report is unaudited, was not audited or reviewed by independent accountants, and has not been subject to all procedures that would typically be applied to financial information presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The financial information in the Monthly Operating Report is not comparable to Insight Health’s consolidated financial information contained in its annual and quarterly reports filed with the Securities and Exchange Commission because the financial information in the Monthly Operating Report includes that information only of the Debtor entities, which does not include all of Insight Health’s consolidated entities. Insight Health cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to future adjustment and reconciliation. The Monthly Operating Report is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Monthly Operating Report for the period December 10, 2010 to December 31, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.
Date: January 21, 2011	By:	/s/ Keith S. Kelson
Keith S. Kelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Monthly Operating Report for the period December 10, 2010 to December 31, 2010

4